UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2005

NAVISTAR FINANCIAL 2005-A OWNER TRUST

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-115716-01	51-0337491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road, Suite 1800

Schaumburg, Illinois 60173

(Address of Principal Executive Offices, including Zip Code)

(630) 753-4000

(Registrant’s Telephone Number, Including Area Code)

2850 W. Golf Road

Rolling Meadows, Illinois 60008

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 27, 2005, Navistar Financial Retail Receivables Corporation, a Delaware corporation (the “Seller”), entered into a trust agreement (the “Trust Agreement”), a copy of which is filed as an exhibit hereto, with Chase Bank USA, National Association, as owner trustee, creating Navistar Financial 2005-A Owner Trust (the “Trust”), a Delaware statutory trust. On July 27, 2005, the Seller and the Trust, entered into a Pooling Agreement (the “Pooling Agreement”), a copy of which is filed as an exhibit hereto, pursuant to which retail loans secured by medium and heavy duty trucks, truck chassis, buses and trailers and related property and a beneficial interest in retail leases of medium and heavy duty trucks, truck chassis, buses and trailers and related property were transferred to the Trust. On July 27, 2005, the Trust sold Asset Backed Notes, Series 2005-A, Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C (the “Notes”), having an aggregate original principal amount of $746,250,000.00. The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of July 27, 2005, between the Trust and The Bank of New York, as indenture trustee, a copy of which is filed as an exhibit hereto. The Notes were sold to Credit Suisse First Boston LLC, Banc of America Securities LLC, Greenwich Capital Markets, Inc. and Scotia Capital (USA) Inc., as underwriters, pursuant to an Underwriting Agreement, dated as of July 13, 2005, (the “Underwriting Agreement”), by and among the Seller, the Servicer and Credit Suisse First Boston LLC, as representative of the underwriters, a copy of which is filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement, dated as of July 13, 2005.

Exhibit 4.1	Pooling Agreement, dated as of July 27, 2005.

Exhibit 4.2	Indenture, dated as of July 27, 2005.

Exhibit 4.3	Trust Agreement, dated as of July 27, 2005.

Exhibit 99.1	Purchase Agreement, dated as of July 27, 2005.

Exhibit 99.2	Administration Agreement, dated as of July 27, 2005.

Exhibit 99.3	Servicing Agreement, dated July 27, 2005.

Exhibit 99.4	Titling Trust Supplement, dated July 27, 2005.

Exhibit 99.5	Collateral Supplement, dated July 27, 2005.

Exhibit 99.6	Lease Purchase Agreement, dated July 27, 2005.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVISTAR FINANCIAL 2005-A OWNER TRUST

/s/ Andrew J. Cederoth
By:	Andrew J. Cederoth
Its:	Vice President and Treasurer

Date: July 27, 2005

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